EMPLOYMENT AGREEMENT

This  Employment  Agreement  (“Agreement”),  dated  November  30,  2017,  made  effective

August  1,  2017,  is  entered  into  by  and  between  Parallax  Health  Sciences,  Inc.  (“the  Company”),  a

Nevada  corporation,  (the  ‘Employer”),  and  Nathaniel  T.  Bradley,  4200  S.  Saguaro  Path  Court,

Tucson, AZ 85730 (the “Employee”).

WITNESSETH:

WHEREAS,  Employer  is  engaged  in  the  pharmacy,  diagnostics  technology,  behavioral health  and  related  businesses,  including  but  not  limited  to  pharmaceutical  compounding  services,

hardware  and  software  development  and  sales  for  healthcare,  and  information  technology  (the

“Technologies”);  and  conducts  research,  experimentation,  development,  and  exploitation  of  related technologies and engages in other businesses; and

WHEREAS, Employer desires to employ Employee to serve as Chief Technology Officer of the Company, and Employee desires to be employed by Employer in such capacities pursuant to the terms and conditions hereinafter set forth.

NOW  THEREFORE,  in  consideration  of  the  foregoing  and  the  mutual  promises  and covenants herein contained, it is agreed as follows:

1.

EMPLOYMENT: DUTIES AND RESPONSIBILITIES

Employer  hereby  employs  Employee  as  Chief  Technology  Officer  of  the  Company.

Subject  at  all  times  to  the  direction  of  the  Chief Executive  Officer  of  the  Employer,  Employee  shall

have   direct   responsibility   over   technical   operations,   technical   sales   marketing,   infrastructure

technology and patent intellectual property portfolio. Employee will also perform other services and duties  as  the  Board  of  Directors  shall  determine.  Employee’s  permanent  job  sites  shall  be  in  the

Tucson,  AZ  and  Los  Angeles,  CA  areas.   Employee  shall  serve,  by  mutual  consent,  in  such  other

positions   and   offices   of   the   Employer   and   its   affiliates,   if   selected,   without   any   additional

compensation.   Employer  agrees  that  as  long  as  Employee  is  employed  by  the  Employer,  Employer will use its best efforts to cause Employee to be elected as a Director of the Employer.

Employee  shall  confer  with  the  Directors,  and  other  Officers  of  the  Company,  regarding ideas and proposals with respect to the overall technological direction of the Company.

2.

FULL TIME EMPLOYMENT

Employee   hereby   accepts   employment   by   Employer,   upon   the   terms   and   conditions

contained  herein,  and  agrees  that  during  the  term  of  this  Agreement  the  Employee  shall  devote substantially  all  of  his  business  time,  attention,  and  energies  to  the  business  of  the  Employer.

Employee,  during  the  term  of  this  Agreement,  will  not  perform  any  services  for  any  other  business entity,  whether  such  entity  conducts  a  business  which  is  competitive  with  the  business  of  Employer or  is  engaged  in  any  other  business  activity;  provided,  however,  that  nothing  herein  contained  shall be  construed  as  (a)  preventing  Employee  from  investing  his  personal  assets  in  any  business  or

businesses   which   do   not   compete   directly   or   indirectly   with   the   Employer,   provided   such

investment  or  investments  do  not  require  any  services  on  his  part  in  the  operation  of  the  affairs  of the  entity  in  which  such  investment  is  made  and  in  which  his  participation  is  solely  that  of  an investor,  (b)  preventing  Employee  from  purchasing  securities  in  any  corporation  whose  securities are  regularly  traded,  if  such  purchases  shall  not  result  in  his  owning  beneficially,  at  any  time,  more than  5%  of  the  equity  securities  of  any  corporation  engaged  in  a  business  which  is  competitive,

directly  or  indirectly,  to  that  of  Employer,  (c)  preventing  Employee  from  engaging  in  any  other activities,  if  he  receives  the  prior  written  approval  of  the  Board  of  Directors  of  Company  with respect to his engaging in such activities. With exception to his  role as Director and President of the

Intellectual Property Network, Inc.

3.

RECORDS

In  connection  with  his  engagement  hereunder,  Employee  shall  accurately  maintain  and preserve all notes and records generated by Employer which relate to Employer and its business and shall make all such reports, written if required, as Employer may reasonably require.

4.

TERM

Employee’s  employment  hereunder  shall  be  for  three  twelve  month  periods  (the  “Initial

Term”),   to   commence   on   August   1,   2017   and   end   thirty-six   months   from   the   date   of   this

Agreement.    Thereafter,  the  Company  may  elect  to  extend  employment  to  Employee  for  one  or more  additional  twelve-month  periods  (the  “Subsequent  Term”),  commencing  thirty-six  months

from   the   date   hereof.     A   twelve-month   period   shall   be   deemed   a   Contract   Year.     For   all

compensation  and  benefit  purposes,  other  than  those  specifically  addressed  herein,  the  Employee shall be deemed to have been continually employed with the Employer from July 1, 2017.

5.

SALARY

As  full  compensation  (“Base  Salary”)  for  the   performance   of   his   duties   on   behalf   of

Employer, Employee shall be compensated as follows:

(i)

Base Salary.

Employer shall pay the Employee as follows:

1.

During  the  first-year  of  the  term  hereof,  shall  pay  Employee  a  base salary  at  the  rate  of  One-Hundred  Fifty  Thousand  Dollars  ($150,000)  per  annum,

payable semi-monthly; and

2.

During  the  subsequent  second-year  of  the  term,  Employer  agrees  to pay  Employee  a  base  salary  at  the  rate  of  One-Hundred  Seventy  Five  Thousand

Dollars ($175,000) per annum, payable semi-monthly; and

3.

During  the  subsequent  third-year  of  the  term,  Employer  agrees  to

pay   Employee   a   base   salary   at   the   rate   of   Two-Hundred   Thousand   Dollars

($200,000) per annum, payable semi-monthly.

(ii)

Additional Base Salary.

Employer  shall  cause  additional  payments  to  the  Employee  for  his  role  as

Chief Technology Officer from each of its wholly-owned subsidiaries Parallax Health

Management, Inc. and Parallax Behavioral Health, Inc. as follows:

1.

During  the  first-year  of  the  term  hereof,  shall  pay  Employee  a  base salary at the rate of Thirty-Six Thousand Dollars ($36,000) per annum, payable semi-

monthly; and

2.

During  the  subsequent  second-year  of  the  term,  Employer  agrees  to pay  Employee  a  base  salary at the rate of  Forty-Five Thousand Dollars ($45,000) per annum, payable semi-monthly; and

3.

During  the  subsequent  third-year  of  the  term,  Employer  agrees  to pay  Employee  a  base  salary  at  the  rate  of  Sixty  Thousand  Dollars  ($60,000)  per annum, payable semi-monthly.

The  total  aggregate  amount  of  compensation  for  the  Employee  in  Sections  5(i)  and  5(ii)  above  is;

$222,000 in year one, $265,000 in year two and $320,000 in year three.

If  this  Agreement  is  renewed  for  a  subsequent  term  or  terms,  base  salary  shall  be  increased pursuant  to;  a)  a  minimum  of  Ten-Percent  (10%)  per  year  (the  “Minimum  Increase”);  or  b)  as  the

Board  of  Directors  shall  determine  if  in  excess  to  the  Minimum  Increase.   Future  salary  increases

will  be  subject  to  mutual  agreement  in  accordance  with  job  performance.  Notwithstanding  the foregoing,  in  the  event  the  Employer  has  not  reached  positive  cash  flow  breakeven  from  operations or has not become profitable through extraordinary gains, (the “Trigger Event”) the base salary shall remain  at  the  rate  of  Two-Hundred  Twenty  Thousand  Dollars  ($220,000)  per  annum  or  previous year as the case may be, payable semi-monthly until such time as the Trigger Event transpires.

(ii)

Other   Meritorious   Adjustments.   Directors   may,   in   their   sole   discretion,

consider   other   meritorious   adjustments   in   compensation,   or   a   bonus,   under   appropriate

circumstances,  including  the  conception  of  valuable  or  unique  inventions,  processes,  discoveries  or improvements capable of profitable exploitation.

(iv)

Participation  Bonus.  Employer  shall  compensate  Employee  in  the  event  of  a

Transaction  that  closes  while  you  are  a  member  of  the  Board  or  employee  or  during  the twelve-month period following your removal from the Board or termination as an employee:

(a)

you will receive a flat fee equal to two and one-half percent (2.5%) of the  adjusted  gross  revenue  (Gross  Revenue  After  COGS)  of  the  Parallax  Health

Management,  Inc.  business  when  our  stock  trades  above  $1.00  for  a  period  of  90

days  up  to  $1,000,000.    Payable  to  Mr.  Bradley  provided  he  continues  his  role  as

CTO of Parallax Health Sciences, Inc. after one-year.

6.

EQUITY

(i)

Incentive  Stock  Options.  Employee  shall  receive  options  during  the  Term  of this  Agreement  as  determined  by  the  Employer’s  Board  of  Directors  from  time  to  time,  subject  to subsections 6(ii) and (iii) below.

(ii)

Initial  Stock  Option  Grant.   Upon  execution  of  this  Agreement,  Employee

shall  be  granted  an  aggregate  of  1,000,000  stock  options  at  an  exercise  price  of  twenty-five  cents

($.25)  per  share  (which  exercise  price  is  not  less  than  the  closing  price  on  the  date  of  Board approval)  for  a  five-year  period  pursuant  to  the  Company’s  standard  Stock  Option  Agreement,  and further provided that:

a.

500,000  or  twenty-five  percent  (25%)  of  these  stock  options  shall vest immediately.

b.

500,000  or  twenty-five  percent  (25%)  of  these  stock  options  shall vest after a period of one year;

c.

500,000  or  twenty-five  percent  (25%)  of  these  stock  options  shall vest after a period of two years;

d.

e.

The  remaining  500,000  or  twenty-five  percent  (25%)  of  these  stock options shall vest after a period of three years;

(iii)

Change  of  Control.   In  the  event  of  a  merger,  acquisition  or  sale  transaction by  the  Employer  which  causes  a  Change  of  Control  of  the  Employer  (the  “Control  Change”),  any

stock options or similar securities held beneficially by the Employee shall automatically become fully

vested.   For  purposes  of  this  Section  6,  Control  Change  shall  mean  the  occurrence  of  any  of  the

following  events:    (i)  a  majority  of  the  outstanding  voting  stock  of  Employer  shall  have  been acquired  or  beneficially  owned  by  any  person  (other  than  Employer  or  a  subsidiary  of  Employer)  or any two or more persons acting as a partnership, limited partnership, syndicate or other group, entity or  association  acting  in  concert  for  the  purpose  of  voting,  acquiring,  holding,  or  disposing  of  voting stock of Employer; or (ii) a merger or a consolidation of Employer with or into another corporation,

other  than  (A)  a  merger  or  consolidation  with  a  subsidiary  of  Employer,  or  (B)  a  merger  or consolidation in which the holders of voting stock of Employer immediately prior to the merger as a class  hold  immediately  after  the  merger  at  least  a  majority  of  all  outstanding  voting  power  of  the surviving or resulting corporation or its parent; or (iii) a statutory exchange of shares of one or more classes  or  series  of  outstanding  voting  stock  of  Employer  for  cash,  securities,  or  other  property,

other  than  an  exchange  in  which  the  holders  of  voting  stock  of  Employer  immediately  prior  to  the exchange  as  a  class  hold  immediately  after  the  exchange  at  least  a  majority  of  all  outstanding  voting power  of  the  entity  with  which  Employer  stock  is  being  exchanged;  or  (iv)  the  sale  or  other disposition  of  all  or  substantially  all  of  the  assets  of  Employer,  in  one  transaction  or  a  series  of transactions,  other  than  a  sale  or  disposition  in  which  the  holders  of  voting  stock  of  Employer immediately  prior  to  the  sale  or  disposition  as  a  class  hold  immediately  after  the  exchange  at  least  a majority  of  all  outstanding  voting  power  of  the  entity  to  which  the  assets  of  Employer  are  being sold.

(iv)

Stock Compensation.   The Company agrees to cause the issuance of

2,000,000 shares of restricted Common Stock, with a vesting schedule as follows:

a.    25% vests immediately upon execution of employment agreement;

b.   25% vests after one-year;

c.    25% vests after two-years;

d.    25% vests when company becomes cash flow positive

(v)

10b5-1 Trading plans

a.    Trading plans are expected to be in place with vested shares if five (5) day average shares traded are greater than 100,000 shares/day.  Executive may not trade more than 10,000 shares/day and may not sell more than $100,000 in any given month.

7.

BUSINESS EXPENSES

The  Employer  also  shall  reimburse  the  Employee  for  all  business  expenses  incurred  by

Employee  in  the  performance  of  his  duties  hereunder  including,  but  not  limited  to,  travel  on

business,   attending   technical   and   business   meetings,   professional   activities,   and   customer

entertainment,  such  reimbursement  to  be  made  in  accordance  with  regular  Company  policy  and within  a  reasonable  period  following  Employee’s  presentation  of  the  details  of,  and  proof  of,  such expenses.

8.

FRINGE BENEFITS

(i)

During  the  term  of  this  Agreement,  Employer  shall  provide  to  Employee,  at

its   sole   expense,   hospitalization,   major   medical,   life   insurance   and   other   fringe

benefits on the same terms and conditions as it shall afford other senior management employees.  In  addition,  Employer  will  seek  to  provide  key-man  term  life  insurance on  Employee  in  the  amount  of  One-Million  Dollars  ($1,000,000)  to  inure  One-

Percent  (100%)  to  the  benefit  of  Employer.  Nothing  herein  shall  require  Employee to obtain or maintain such coverage.

(ii)

During the term of this Agreement, Employer shall provide paid vacation, to

Employee,  which  accrues  from  the  date  of  execution  of  this  Agreement.  The  annual  paid  vacation earned for each Contract Year is: (i) three (3) weeks per Contract Year for the first three (3) Contract

Years  of  full-time  employment;  (ii)  four  (4)  weeks per  Contract  Year  for  more  than  three  (3)  and  up to  seven  (7)  Contract  Years  of  full-time  employment;  and  (iii)  five  (5)  weeks  per  Contract  Year  for more than seven (7) Contact Years of full-time employment.

9.

SUBSIDIARIES

For the purposes of this Agreement all references to business products, services and sales of

Employer shall include those of Employer’s affiliates.

10.

INVENTORIES: SHOP RIGHTS

All systems, inventions, discoveries, apparatus, techniques, methods, know-how, formulae or improvements  made,  developed  or  conceived  by  Employee  during  Employee’s  employment  by

Employer,   whenever   or   wherever   made,   developed   or   conceived,   and   whether   or   not   during

business  hours,  which  constitute  an  improvement,  on  those  heretofore,  now  or  at  any  during

Employee’s  employment,  developed,  manufactured  or  used  by  Employer  in  connection  with  the manufacture,  process  or  marketing  of  any  product  heretofore  or  now  or  hereafter  developed  or distributed  by  Employer,  or  any  services  to  be  performed  by  Employer  or  of  any  product  which shall or could reasonably be manufactured or developed or marketed in the reasonable expansion of

Employer’s  business,  shall  be  and  continue  to  remain  Employer’s  exclusive  property,  without  any added  compensation  or  any  reimbursement  for  expenses  to  Employee,  and  upon  the  conception  of any  and  every  such  invention,  process,  discovery  or  improvement  and  without  waiting  to  perfect  or complete  it,  Employee  promises  and  agrees  that  Employee  will  immediately  disclose  it  to  Employer and to no one else and thenceforth will treat it as the property and secret of Employer.

Employee  will  also  execute  any  instruments  requested  from  time  to  time  by  Employer  to vest  in  it  complete  title  and  ownership  to  such  invention,  discovery  or  improvement  and  will,  at  the request  of  Employer,  do  such  acts  and  execute  such  instrument  as  Employer  may  require,  but  at

Employer’s  expense  to  obtain  Letters  of  Patent,  trademarks  or  copyrights  in  the  United  States  and foreign  countries,  for  such  invention,  discovery  or  improvement  and  for  the  purpose  of  vesting  title thereto in Employer, all without any reimbursement for expenses (except as provided in Section 5 or otherwise) and without any additional compensation of any kind to Employee.

11.

CONFIDENTIAL INFORMATION and TRADE SECRETS

(i)

All   Confidential   Information   shall   be   the   sole   property   of   Employer.

Employee  will  not,  during  the  period  of  his  employment  and  for  a  period  ending  two  years  after termination  of  his  employment  for  any  reason,  disclose  to  any  person  or  entity  or  use  or  otherwise exploit for Employee’s own benefit or for the benefit of any other person or entity any Confidential

Information which is disclosed to Employee or which becomes known to Employee in the course of his  employment  with  Employer  without  the  prior  written  consent  of  an  officer  of  Employer  except as  may  be  necessary  and  appropriate  in  the  ordinary  course  of  performing  his  duties  to  Employer

during   the   period   of   his   employment   with   Employer.   For   purposes   of   this   Section   11(a),

“Confidential  Information”  shall  mean  any  data  or  information  belonging  to  Employer,  other  than

Trade  Secrets,  that  is  of  value  to  Employer  and  is  not  generally  known  to  competitors  of  Employer or to the public, and is maintained confidential by Employer, including but not limited to non-public

information   about   Employer’s   clients,   executives,   key   contractors   and   other   contractors   and

information  with  respect  to  its  products,  designs,  services,  strategies,  pricing,  processes,  procedures,

research,    development,    inventions,    improvements,    purchasing,    accounting,    engineering    and

marketing  (including  any  discussions  or  negotiations  with  any  third  parties).   Notwithstanding  the

foregoing, no information will be deemed to be Confidential Information unless such information is treated  by  Employer  as  confidential  and  shall  not  include  any  data  or  information  of  Employer  that has  been  voluntarily  disclosed  to  the  public  by  Employer  (except  where  such  public  disclosure  has been  made  without  the  authorization  of  Employer),  or  that  has  been  independently  developed  and disclosed by others, or that otherwise enters the public domain through lawful means.

(ii)

All  Trade  Secrets  shall  be  the  sole  property  of  Employer.  Employee  agrees

that   during   his   employment   with   Employer   and   after   its   termination,   Employee   will   keep   in

confidence  and  trust  and  will  not  use  or  disclose  any  Trade  Secret  or  anything  relating  to  any  Trade

Secret,  or  deliver  any  Trade  Secret,  to  any  person  or  entity  outside  Employer  without  the  prior written consent of an officer of Employer.  For purposes of this Section 11(b), “Trade Secrets” shall mean  any  scientific,  technical  and  non-technical  data,  information,  formula,  pattern,  compilation,

program,  device,  method,  technique,  drawing,  process, financial  data,  financial  plan,  product  plan  or list  of  actual  or  potential  customers  or  vendors  and  suppliers  of  Employer  or  any  portion  or  part thereof, whether or not copyrightable or patentable, that is of value to Employer and is not generally known  to  competitors  of  Employer  or  to  the  public,  and  whose  confidentiality  is  maintained,

including  unpatented  and  un-copyrighted  information  relating  to  Employer’s  products,  information concerning  proposed  new  products  or  services,  market  feasibility  studies,  proposed  or  existing marketing  techniques  or  plans  and  customer  consumption  data,  usage  or  load  data,  and  any  other information  that  constitutes  a  trade  secret,  as  such  term  as  defined  in  the  Official  Code  of  Nevada

Annotated,  in  each  case  to  the  extent  that  Employer,  as  the  context  requires,  derives  economic value, actual or potential, from such information not being generally known to, and not being readily ascertainable  by  proper  means  by,  other  persons  or entities  who  can  obtain  economic  value  from  its disclosure or use.

12.

NON-SOLICITATION OF EMPLOYEES

During  the  term  of  Employee’s  employment  and  for  one  year  thereafter,  Employee  will  not cause  or  attempt  to  cause  any  employee  of  Employer  to  cease  working  for  Employer  to  retain

employment  with  another  employer  that  is  a  competitor  of  Employer’s.   However,  this  obligation

shall  not  affect  any  responsibility  Employee  may  have  as  an  employee  of  Employer  with  respect  to the bona fide hiring and firing of Employer’s personnel.

13.

NON-SOLICITATION OF CUSTOMERS AND PROSPECTIVE

CUSTOMERS

Employee  will  not,  during  the  period  of  his  employment  and  for  a  period  ending  two  years after  the  termination  of  his  employment  for  any  reason,  directly  or  indirectly,  solicit  the  business  of any customer for the purpose of, or with the intention  of,  selling  or  providing  to  such  customer  any product  or  service  in  competition  with  any  product  or  service  sold  or  provided  by  Employer  during the 12 months immediately preceding the termination of Employee’s employment with Employer.

14.

NON-COMPETITION

Employee  agrees  that  during  his  employment  with  Employer,  Employee  will  not  engage  in any  employment,  business,  or  activity  that  is  in  any  way  competitive  with  the  business  or  proposed business  of  Employer,  and  Employee  will  not  assist  any  other  person  or  organization  in  competing with  Employer  or  in  preparing  to  engage  in  competition  with  the  business  or  proposed  business  of

Employer. The provisions of this paragraph shall apply both during normal working hours and at all other  times  including,  without  limitation,  nights,  weekends  and  vacation  time,  while  Employee  is employed with Employer.

15.

TERMINATION

Employee’s employment with Employer may be terminated as follows:

(a)

Termination Without Just Cause.

(i)

Employer,  in  its  sole  discretion,  may  terminate  Employee’s   employment

hereunder for any reason without Just Cause (as defined below), at any time, by giving written notice to Employee of such intent at least 30 days in advance of the effective date of termination; provided,

during all that 30 day notice period, Employer, in its sole discretion, may modify, reduce or eliminate

Employee’s duties hereunder.

(ii)

If   Employer   terminates   Employee’s   employment   hereunder   without   Just

Cause  Employer  shall  continue  to  pay  to  Employee  his  then-current  base  salary,  plus  accrued  but

unpaid   vacation   time,   accrued   but   unpaid   benefits   and   reimbursement   of   all   unpaid   business

expenses  (in  each  case,  as  of  the  date  of  termination)  (collectively  the  “Continued  Benefits”)  for  a period of the greater of (a) six months; or (b) the remainder of the Initial Term or Subsequent Term,

whichever  the  case  may  be  (the  “Continuation  Period”).   Employee  shall  be  entitled  to  continued

participation  in  all  medical  and  disability  plans,  to  the  extent  such  plans  are  provided  by  Employer,

at  the  same  benefit  level  at  which  he  was  participating  on  the  date  of  termination  of  the  Employee’s employment until the expiration of the Continuation Period.

(b)

Termination With Just Cause.

(i)

Employer may immediately terminate Employee’s employment hereunder for

Just Cause (as defined below) at any time upon delivery of written notice to Employee.

(ii)

For   purposes   of   this   Agreement,   the   phrase   “Just   Cause”   means:   (A)

Employee’s  material  fraud,  gross  malfeasance,  gross  negligence,  or  willful  misconduct  done  in  bad faith,  with  respect  to  Employer’s  business  affairs;  (B)  Employee’s  refusal  or  repeated  failure  to follow  Employer’s  established  reasonable  and  lawful  policies  of  Employer;  (C)  Employee’s  material breach  of  this  Agreement;  or  (D)  Employee’s  conviction  of  a  felony  or  crime  involving  moral

turpitude.    A  termination  of  Employee  for  Just  Cause  based  on  clause  (A),  (B)  or  (C)  of  the preceding sentence will take effect 30 days after Employee receives from Employer written notice of its  intent  to  terminate  Employee’s  employment  and  Employer’s  description  of  the  alleged  cause,

unless  Employee,  in  the  good-faith  opinion  of  Employer,  during  such  30-day  period,  remedies  the events or circumstances constituting Just Cause.

(iii)

If  Employee’s  employment  hereunder  is  terminated  by  Employer  for  Just

Cause,  Employer  will  be  required  to  pay  to  Employee  only  that  portion  of  his  Base  Salary,  accrued vacation,  and  to  the  extent  required  under  the  terms  of  any  benefit  plan  or  this  Agreement,  the vested portion of any benefit under such plan, all as earned through the date of termination.

(c)

For Good Reason.

(i)

Employee   may   terminate   employment   hereunder   For   Good   Reason   (as

defined  below),  at  any  time,  by  giving  written  notice  to  Employer  of  such  intent  at  least  30  days  in advance of the effective date of termination.

(ii)

For  purposes  of  this  Agreement,  the  phrase  “For  Good  Reason”  means  (A)

any  reduction  in  duties,  responsibility,  position  or  compensation;  (B)  relocation  of  the  Employee from  the  New  York,  NY  area  or  the  Los  Angeles,  CA  area;  (C)  Employer’s  material  breach  of  this

Agreement; or (D) Employer’s refusal or failure to establish and follow lawful policies and practices.

(iii)

If Employee terminates employment hereunder For Good Reason, Employer

shall  continue  to  pay  to  Employee  the  Continued  Benefits  for  the  Continuation  Period.   Employee

shall be entitled to continued participation in all medical and disability plans, to the extent such plans are  provided  by  Employer,  at  the  same  benefit  level  at  which  he  was  participating  on  the  date  of termination of the Employee’s employment until the expiration of the Continuation Period.

(d)

Disability and Death.

Employee’s   employment   hereunder   will   be   terminated   immediately   upon   his

disability  (as  determined  for  purposes  of  Employer’s  long-term  disability  plan)  or  his  death.    If

Employee’s  employment  is  terminated  due  to  such  disability  or  death,  Employer  will  be  required  to pay to Employee or Employee’s estate, as the case may be, in addition to the amounts payable under

Employer’s  short-term  and  long-term  disability  plans  or  life  insurance  plans  (as  applicable),  only  his base  salary  and  accrued  vacation,  earned  through  the  date  of  termination,  and  to  the  extent  required under the terms of any benefit plan or this Agreement, the vested portion of any benefit under such

plan.   Employee  or  Employee’s  estate,  as  the  case  may  be,  will  not  by  operation  of  this  provision forfeit any rights in which Employee is vested at the time of Employee’s disability or death.

16.

INJUNCTION

(i)

Should  Employee  at  any  time  reveal,  or  threaten  to  reveal,  any  such  secret knowledge  or  information,  or  during  any  restricted  period  engage,  or  threaten  to  engage,  in  any business  in  competition  with  that  of  Employer,  or  perform,  or  threaten  to  perform,  any  services  for anyone engaged in such competitive business, or in any way violate, or threaten to violate, any of the provisions of this Agreement, Employer shall be entitled to an injunction restraining Employee from doing,  or  continuing  to  do,  or  performing  any  such  acts;  and  Employee  hereby  consents  to  the issuance of such an injunction.

(ii)

In  the  event  that  a  proceeding  is  brought  in  equity  to  enforce  the  provisions of this Paragraph, Employee shall not argue as a defense that there is an adequate remedy at law, nor shall Employer be prevented from seeking any other remedies which may be available.

(iii)

The existence of any claim or cause of action by Employer against Employee,

or  by  Employee  against  Employer,  whether  predicated  upon  this  Agreement  or  otherwise,  shall  not constitute a defense to the enforcement by Employer of the foregoing restrictive covenants but shall be litigated separately.

17.

ARBITRATION

(i)

In  the  event  that  there  shall  be  a  dispute  (a  “Dispute”)  among  the  parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall  be  resolved  by  final  and  binding  arbitration  before  a  single  arbitrator  in  Los  Angeles,  CA,

administered  by  the  American  Arbitration  Association  (the  “AAA”),  in  accordance  with  AAA’s

Employment  ADR  Rules.   The  arbitrator’s  decision  shall  be  final  and  binding  upon  the  parties,  and

may  be  entered  and  enforced  in  any  court  of  competent  jurisdiction  by  either  of  the  parties.   The

arbitrator  shall  have  the  power  to  grant  temporary,  preliminary  and  permanent  relief,  including without limitation, injunctive relief and specific performance.

(ii)

The  Company  will  pay  the  direct  costs  and  expenses  of  the  arbitration,

including arbitration and arbitrator fees.   Except as otherwise provided by statute, Executive and the

Company  are  responsible  for  their  respective  attorneys’  fees  incurred  in  connection  with  enforcing

this  Agreement.    Executive  and  the  Company  agree  that,  to  the  extent  permitted  by  law,  the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party.

18.

MISCELLANEOUS

If any provision of this Agreement shall be declared, by a court of competent jurisdiction, to be  invalid,  illegal  or  incapable  of  being  enforced  in  whole  or  in  part,  the  remaining  conditions  and provisions  or  portions  thereof  shall  nevertheless  remain  in  full  force  and  effect  and  enforceable  to the  extent  they  are  valid,  legal  and  enforceable,  and  no  provision  shall  be  deemed  dependent  upon any covenant or provision so expressed herein.

The  parties  hereto  have  made  no  agreements,  representations  or  warranties  relating  to  the subject  matter  of  this  Agreement  which  are  not  set  forth  herein.  The  provisions  of  this  Agreement may not be amended, supplemented, waived, or changed orally, but only in writing and signed by the party  as  to  whom  enforcement  of  any  such  amendment,  supplement,  waiver,  or  modification  is sought and making specific reference to this Agreement.

The  rights,  benefits,  duties  and  obligations  under  this  Agreement  shall  inure  to,  and  be binding  upon,  the  Employer,  its  successors  and  assigns,  and  upon  the  Employee  and  his  legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance  of  the  Employee’s  obligations  hereunder  may  not  be  transferred  or  assigned  by  the

Employee.

The  failure  of  either  party  to  insist  upon  the  strict  performance  of  any  of  the  terms,

conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect.  No  waiver  of  any  term  or  condition  of  this  Agreement,  on  the  part  of  either  party,  shall  be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

This Agreement shall be construed and governed by the laws of the State of California.

(the rest of this page left intentionally blank)

IN  WITNESS  WHEREOF,  this  employment  agreement  is  dated  as  of  the  30  day  of

November 2017.

On Behalf of Employer:

PARALLAX HEALTH SCIENCES, INC.

By: /s/ Paul R. Arena

Paul R. Arena, Chief Executive Officer

By:/s/ Nathan T. Bradley

Nathan T. Bradley, Employee

AMENDMENT TO EMPLOYMENT AGREEMENT

The EMPLOYMENT AGREEMENT dated July 7, 2017, by and between Parallax

Health Sciences, Inc., a Nevada corporation, with its principal office at 1327 Ocean Ave., Suite

M, Santa Monica, CA 90401, (the “Company”) and Paul R. Arena, (“Employee”) is hereby amended as follows with the remaining provisions of the Employment Agreement remaining in full force and effect.

AMENDMENTS:

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto amend the Employment Agreement as follows:

1.   Section 5 (iii) shall have a subsection added to read as follows:

a.    The Employee shall receive a $2,000 per month non-accountable living expense reimbursement beginning January 1, 2018.

2.   Section 6 (iv) shall have a subsection added to read as follows:

e.    The  Employee  shall  be  granted  the  immediate  right  from  the  date  of  the  Agreement  (and continuing  for  the  balance  of  Common  Share  issuances  pursuant  to  this  Section  6  (iv)  of  the

Agreement to purchase Common Shares of the Company at PAR value of $.001 each.

3.   Section 7 shall have a subsection added to read as follows:

a.    The   Employee   shall   be   entitled   to   receive   a   commuting   and   moving   expense

reimbursement  of  $40,000  for  travel  and  expenses  incurred  between  July  2017  and

January 2018.

IN WITNESS WHEREOF, this amendment is dated as of the 27th day of April, 2018.

On Behalf of Employer

By:_______________________________

Calli Bucci, Chief Financial Officer & Director

By:_______________________________

Paul R. Arena, Employee

AMENDMENT #2 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT #2 TO THE EMPLOYMENT AGREEMENT (the “Amendment”)

is   executed   by   and   between   Parallax   Health   Sciences,   Inc.,   a   Nevada   corporation   (the

“Company”) and Nathaniel Bradley (“Bradley”).

WHEREAS, previously, the Company and Bradley entered into that certain Employment

Agreement (the “Agreement”) dated August 1, 2017;  and

WHEREAS, the Company and Bradley desire to amend the Agreement as set forth herein;

NOW,  THEREFORE,  in  consideration  of  the  foregoing  recitals  and  the  covenants  and conditions herein set forth, the parties hereto amend the Agreement as follows:

1.

In the Agreement, Section 6(ii), paragraphs a. through e., shall be replaced in their entirety to read as follows:

“…

a.    250,000, or twenty five percent (25%), of these stock options shall vest immediately.

b.   250,000,  or  twenty  five  percent  (25%),  of  these  stock  options  shall  vest  after  a  period of one year.

c.    250,000,  or  twenty  five  percent  (25%),  of  these  stock  options  shall  vest  after  a  period of two years.

d.   The remaining 250,000, or twenty five percent (25%), of these stock options shall vest after a period of three years.

e.    On August 1, 2018, Employee shall be granted an additional 1,000,000 stock options,

under the same terms as defined in paragraph 6(ii) above, which shall vest as follows:

(1)  500,000, or fifty percent (50%), of these stock options shall vest immediately.

(2)  250,000, or twenty-five percent (25%) of these stock options shall vest on August 1,

2019.

(3)  250,000,  or  twenty-five  percent  (25%),  of  these  stock  options  shall  vest  on  August

1, 2020.

…”

2.

Limited  Effect.  Except  as  amended  hereby,  the  Agreement  shall  remain  in  full  force  and effect, and the valid and binding obligation of the parties thereto.

3.

Counterparts.  This  Amendment  may  be  executed  in  counterparts,  each  of  which  shall  be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN  WITNESS  WHEREOF,  the  parties  hereto,  have  caused  this  First  Amendment  to  the

Employment Agreement to be duly executed and delivered as of the date first written above.

PARALLAX HEALTH SCIENCES, INC.

By:     Paul R. Arena

Title:  Chief Executive Officer

Nathaniel Bradley

Employee

2